Exhibit 10.16

English Translation

Bank of China

Guarantee Contract

(Individual Maximum Guarantee Contract)

Guarantor: Li Xianshou and Lian Xiahe

Borrower: Zhejiang Yuhui Solar Energy Co., Ltd

Lender: Bank of China, Jiashan Branch

Contract No.:

Maximum Guarantee Contract

(Applicable to Individual Guarantor)

No.

Guarantor: Li Xianshou, Lian Xiahe

ID Card Nos.: 3301061968010015 and 332027700701008

Domicile:

Contact Means: 4773061

Creditor: Bank of China, Jiashan Branch

Legal Representative or Responsible Person: Jiang Zhongliang

Domicile: No.269, Jiefang (M) Road

Contact Means: 4021956

In order to ensure the performance of the obligations the Debtor under the Main Contracts already signed or to be signed by and between Zhejiang Yuhui Solar Energy Co., Ltd (the Debtor) and Bank of China, Jiashan Branch (the Creditor) during the period from                      to                     , the Guarantor is willing to provide the Creditor with guarantee. This Contract is entered into by and between both parties through friendly negotiation.

Article 1 Representations and undertakings

The Guarantor hereby represents and undertakes that:

(I) As per relevant Chinese laws, the Guarantor is qualified as a Guarantor that has the capability to bear the guarantee responsibilities.

(II) The Guarantor fully understands the contents of the Main Contracts and provides the Debtor with guarantee fully out of their own will; all of their declarations of will herein are true.

(III) All of the documents, materials, reports and vouchers provided by the Guarantor to the Creditor are accurate, true, complete and effective.

(IV) The Guarantor shall in advance notify the Creditor of any change to the property or to the means of income during the guarantee period. The Guarantor shall not be released of any of their guarantee responsibilities as a result of any of the above-mentioned changes.

Article 2 Relationship between this Contract and the Main Contracts

This Contract is an independent contract of guarantee. Any invalidity or reversibility of any of the Main Contracts due to any reason shall not affect the force or effect of this Contract. The Guarantor shall be jointly and severally responsible to the Creditor.

Before both parties to any of the Main Contracts dissolves any of the Main Contracts or cause any of the Main Contracts to expire earlier, this Contract shall remain effective. The Guarantor shall bear guarantee responsibilities for any and all losses caused by the Debtor to the Creditor.

If both parties negotiate to modify the contents of any of the Main Contracts, except extending any of the Main Contracts and increasing the amount of the principal obligation, no consent is required from the Guarantor who will still bear the guarantee responsibilities within the modified scope of guarantee. If any of the Main Contracts is extended without prior consent from the Guarantor, the Guarantor will still bear the guarantee responsibilities within the original scope of guarantee. If the amount of the principal obligation of any of the Main Contracts is increased without consent from the Guarantor, the Guarantor will still bear the guarantee responsibilities within the amount of the original principal obligation.

The Creditor can transfer its creditor’s rights under any of the Main Contracts to any third party without prior consent from the Guarantor. In this case, the Guarantor will still bear the guarantee responsibilities within the original scope of guarantee.

Article 3 Scope of guarantee

The creditor’s rights guaranteed hereby are all of the creditor’s rights the Creditor may have against the Debtor during the period from                     . The principal of these obligations shall not exceed                     .

The scope of this Contract includes the principal of the obligations under the Main Contracts and the interest thereupon (including legal interest, agreed interest, compound interest and penalty interest), the liquidated damages, compensations, expenses on realization of creditor’s rights (including legal costs, lawyer’s expenses, notarization expenses, execution expenses, etc), the losses by the Debtor to the Creditor as a result of any default on the part of the Debtor as well as all the other payable expenses.

Article 4 Means of guarantee

The means of guarantee hereunder is joint and several. If the same main contract has two or more guarantors, the Guarantor hereunder shall bear all the guarantee responsibilities to the Creditor within the originally agreed scope of guarantee.

If the Debtor fails to make repayment to the Creditor on any normal repayment date under any of the Main Contracts or on any earlier repayment date as agreed in the contract, the Guarantor must perform their obligation of guarantee. The Creditor specifically reminds the Guarantor that the normal repayment date referred to in this article shall mean the interest payment date as specified in the Main Contracts, the principal repayment date as specified in the repayment plan or in the certificate of indebtedness or the date on which the Debtor shall make any payment to the Creditor as per the provisions hereof and that the earlier repayment date mentioned in this article shall mean the earlier repayment date proposed by the Debtor and agreed by the Creditor as well as the date on which the Creditor requests the Debtor to recover the loan earlier as per the provisions of the contract.

If the Debtor fails to make repayment to the Creditor as per the provisions of the relevant main contract, as specified in Paragraph 1 of this article, within              days after the Creditor gives notice to the Guarantor, the Guarantor shall pay the amount specified in the notice to the account designated by the Creditor. The notice from the Creditor must be given in writing and can be delivered by any of the following means:

1. Registered mail

2. Express delivery

3. In person

4. Fax

After receipt of the above notice, the Guarantor must pay in time the amount requested in the notice and shall not refuse to make the payment or delay in making the payment for any reason whatsoever.

Article 5 Period of guarantee

The period of guarantee hereunder will begin on the date on which the first main contract takes effect and ends upon same date two years after the expiration of the period for making the last repayment under the Main Contracts.

Article 6 Liabilities for breach of contract

Any of the following circumstances will constitute the breach of contract on the part of the Guarantor hereunder:

(I) The Guarantor violates the provisions of Article 1 herein by making false representations or violates any of the undertakings;

(II) The Guarantor fails to discharge their obligations of the Debtor in time in accordance with the provisions of Article 4 herein;

(III) If this Contract is rendered invalid due to any reason on the part of the Guarantor, the Guarantor shall bear all the liabilities within the scope of guarantee hereunder.

If the Guarantor breaches this Contract, the Creditor shall have the right to take any one or more of the following actions:

(I) Dissolve the loan contract or any other credit loan contract signed between the Creditor and the Guarantor or declare earlier expiration of any of the above-mentioned contracts;

(II) Request the Guarantor to compensate any and all direct or indirect losses sustained by the Creditor as a result of any default on the part of the Guarantor (including but not limited to the losses of the principal of the obligation under any of the Main Contracts, interest upon the principal and expenses);

(III) After giving a notice, offset the guaranteed creditor’s rights with the funds in the accounts the Guarantor has or may have at the Creditor and other institutions of Bank of China or with any creditor’s rights the Guarantor has or may have against the Creditor and other institutions of Bank of China.

Article 7 Offsetting and rights retention

Under this Contract, the Guarantor shall pay in full all the obligations within the scope of guarantee without claiming to offset any of such obligations, unless otherwise agreed by the Creditor.

No allowance, grace or favor given by the Creditor to the Guarantor or no postponement of the Creditor in exercising its rights hereunder shall affect, damage or limit any right of the Creditor under this Contract or any law or be regarded as the Creditor’s waiver of any of its rights or interests hereunder or release the Guarantor from any of its obligations hereunder.

It is hereby undertaken by the Guarantor that the Guarantor will not base its performance of guarantee obligations on the precondition that the Creditor first exercises its guarantee interest under the relevant Main Contract.

Article 8 Modification, dissolution and interpretation of contract

Any modification of, supplement to or dissolution of this Contract shall be subject to written consent by both parties and shall constitute an integral part hereof.

Any issue not covered herein shall be interpreted or handled as per relevant provisions of the relevant the Main Contracts guaranteed hereby.

Invalidity of any provision herein shall not affect the validity of other provisions.

Article 9 Governing law, settlement of disputes and jurisdiction

This Contract shall be governed by the laws of the People’s Republic of China.

Any dispute arising out of performing this Contract shall be solved by both parties through negotiation. In case negotiation fails to solve the dispute, both parties hereby agree to solve it through first of the following means:

(I) File it with the local people’s court of the place where the Creditor is located to solve it through judicial procedures;

(II) Submit it to                              arbitration commission for arbitration.

All expenses related to litigation or arbitration, including but not limited to legal expenses, execution expenses, lawyer’s costs, attorney costs, etc, shall be born by the Guarantor, unless otherwise judged by the people’s court or awarded by the arbitration commission.

Article 10 Effectiveness of contract

This Contract will take effect after being signed by and affixed with the seals of both parties.

This Contract is made in             ,          copy (copies) for each party hereto and the Debtor; all copies have the same legal force.

Guarantor:	Li Xianshou /s/, Lian Xiahe /s/	Creditor: (Seal)
Legal Representative or
Authorized Signatory:

/s/

No.	Contract Number	Term	Amount	Date of Agreement
1	JSGB060041	April 18th 2006 to April 17th 2006	RMB 30.0 million	April 18, 2006

2	JSGB060083	August 2, 2006 to August 2, 2007	RMB 85.0 million	August 2, 2006

3	JSGB070065	February 5, 2007 to February 5, 2008	RMB 260.0 million	February 5, 2007

4	JXJIASHAN2007 INDIVIDUAL GUARANTEE NO. 001	November 10, 2007 to November 10, 2009	RMB 790.0 million	November 10, 2007